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                                                                     EXHIBIT 11.
MICROSOFT CORPORATION

Computation of Earnings Per Share
(In millions, except earnings per share) (Unaudited)
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

                                                                   Three Months Ended
                                                                        Sept. 30
                                                                   1996         1997
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
Weighted average number of common shares outstanding (3)           1,194        1,205
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Earnings per common share (3)                                      $0.51        $0.55
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Common stock equivalents:
 Preferred stock (1)                                                   0           10
 Employee stock options (2)                                          100          118
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Average common and common stock equivalents outstanding (3)        1,294        1,333
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Diluted earnings per share (3)                                     $0.47        $0.50
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

(1) Calculated under the "if-converted" method.
(2) Calculated under the "treasury stock" method.
(3) Share and per share amounts for the three months ended September 30, 1996 have been restated to reflect a two-for-one stock split in December 1996.

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards 128, Earnings Per Share. The new rule will require specific disclosure of both diluted earnings per share and earnings per common share calculated without the dilutive impacts of outstanding stock options or convertible securities such as preferred stock. There was no material difference between reported earnings per share and diluted earnings per share for any period presented.





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